UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2011

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2011, Gilead Sciences Limited (GSL), a wholly-owned subsidiary of Gilead Sciences, Inc. (Gilead), and PharmaChem Technologies (Grand Bahama) Ltd. (PharmaChem) entered into an addendum (Addendum) to the Tenofovir Disoproxil Fumarate Manufacturing Supply Agreement dated as of July 17, 2003, as previously amended (Supply Agreement).

Under the Supply Agreement, PharmaChem manufactures and supplies GSL and third parties authorized by GSL with commercial supply of bulk tenofovir disoproxil fumarate, the active pharmaceutical ingredient of Viread® and one of the active pharmaceutical ingredients of Truvada® and Atripla®. The Addendum, among other things, extends the term of the Supply Agreement from December 31, 2012 to December 31, 2016, provides GSL an option to further extend the term to December 31, 2017, and sets forth GSL’s minimum total purchase obligations and corresponding pricing projections for the extension period.

The foregoing description of the Addendum contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Addendum, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the period ending on March 31, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

February 7, 2011	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer